STATE STREET
                                  FEE SCHEDULE
                            HERITAGE ASSET MANAGEMENT
--------------------------------------------------------------------------------

Custody Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions.

The fees shown below are annual charges, billed and payable monthly, based on aggregate monthly net assets of the Heritage Funds listed in Schedule A.


I.     DOMESTIC CUSTODY                        ANNUAL FEE
       ----------------                        ----------

       First 4 Billion                         0.875    Basis Points
       Over 4 Billion                          0.15     Basis Points


II.    GLOBAL CUSTODY
       --------------

       Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.


       A.   COUNTRY GROUPING
            ----------------

GROUP A       GROUP B         GROUP C         GROUP D           GROUP E
-------       -------         -------         -------           -------
Australia     Austria         Denmark         Brazil            Argentina
Canada        Belgium         Finland         Czech Republic    Morocco
Euroclear     France          Indonesia       China             Paupa New Guinea
Germany       Hong Kong       Ireland         Greece            Poland
Japan         Italy           Malaysia        Hungary           Romania
U.K.          Luxemburg       Mexico          India             Turkey
              Netherlands     Norway          Russia            Ukraine
              New Zealand     Portugal        South Korea       Venezuela
              Spain           Phillipines
              Switzerland     South Africa
                              Sweden
                              Thailand


       B.   TRANSACTION CHARGES
            -------------------

--------------------------------------------------------------------------------
Group A         Group B          Group C          Group D          Group E
-------         -------          -------          -------          -------
--------------------------------------------------------------------------------
$15.00          $20.00           $30.00           $60.00           $100.00
--------------------------------------------------------------------------------

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       C.   HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)
            --------------------------------------------

--------------------------------------------------------------------------------
GROUP A       GROUP B         GROUP C         GROUP D           GROUP E
-------       -------         -------         -------           -------
--------------------------------------------------------------------------------
 3.0           4.0             6.0             20.0              30.0
--------------------------------------------------------------------------------


III.   PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
       -----------------------------------------------

       State Street Repurchase Agreements                                             NO CHARGE
       DTC or Fed Book Entry                                                          $     6.00
       New York Physical Settlements                                                  $    25.00
       Maturity Collections                                                           $     8.00
       Paydowns                                                                       $     3.00

IV.    WIRE CHARGES
       ------------

       Incoming Wires                                                                 $     5.00
       Outgoing Wires                                                                 $     4.75

V.     OPTIONS
       -------

       All options transactions (written, closing, expired, exercised)                $     7.00

VI.    FUND ACCOUNTING
       ---------------

       Maintain general ledger and capital stock accounts in compliance with GAAP. Prepare daily trial balances. Calculate net asset value daily.
       Provide selected general ledger reports.

       Monthly fee per portfolio                                                      $ 3,000.00

VII.   SECURITIES VALUATION
       --------------------

       Monthly Equity quote per security                                              NO CHARGE
       Monthly Fixed Income quote per security                                        NO CHARGE
       Monthly Fair Valuation Services quote (plus vendor charges)                    $   333.33
       FT Interactive and ITG Monthly Fair Valuation Charge                           At cost from vendor

VIII.  THIRD PARTY FOREIGN EXCHANGE
       ----------------------------

       Per Transaction                                                                $    30.00

IX.    CASH MANAGEMENT SERVICES
       ------------------------

       Monthly Account Maintenance quote per account                                  $    20.00
       Per Check In Deposit                                                           $      .10
       Per Deposit Processed                                                          $      .10
       CWP Check Clearing with Controlled Disbursement Account (per item)*            $      .06
       Monthly Fee for CWP Check Imaging (CD's and user ID's included in the fee)     $   100.00
       Per Stop Payment                                                               $    10.00
       Per Returned Check                                                             $     2.50
       Per ACH Credit                                                                 $      .12

       Per ACH Debit                                                                  $      .12
       Internal Book Transfer                                                         $     1.00
       Monthly Fee per File Transmission - ACH                                        $    15.00
       Monthly Fee per File Transmission - Check                                      $    25.00

       *CWP Check Clearing without Controlled Disbursement Account (per item)         $      .27



X.     SPECIAL SERVICES
       ----------------

       Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

XI.    OUT-OF-POCKET EXPENSES
       ----------------------

       A billing for the recovery of the following out-of-pocket expenses will be made as of the end of each month.

       Stamp Duties, registration costs, and other pass thru expenses                 At Cost

       SWIFT Messaging                                                                NO CHARGE

       All other OOP Costs                                                            NO CHARGE


XII.   PAYMENT
       -------

       Upon proper notification of the above fees will be charged against the fund's custodian checking account within five (5) business days.

XIII.  BALANCE CREDITS
       ---------------

       Balance credits will be calculated based upon 90% of the monthly average balance of custody accounts at State Street using 90 day Treasury Bill Rate in effect at the month end. Balance Credits will be applied against Custody Fees.




HERITAGE ASSET MANAGEMENT                        STATE STREET BANK


By:     /s/ Mathew J. Calabro            By:        /s/ James M. Keenan
        --------------------------               -------------------------
Title:     SVP                           Title:     Vice President
        --------------------------               -------------------------
Date:     8/22/05                         Date:        8/24/05
        --------------------------               -------------------------